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                                                                Exhibit 23(j)



K&W   CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
      2000 KEITH BUILDING, CLEVELAND, OHIO 44115
      (216) 696-1730 - FAX (216) 696-8234

KOPPERMAN & WOLF


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-46435) of our report dated January 9, 1997, on our audits of the financial statements of Treasure Radio Associates Limited Partnership. We also consent to the reference to our firm under the caption "Experts".


                                                        /s/ KOPPERMAN & WOLF CO.



Cleveland, Ohio

May 5, 1998